EXHIBIT 4.37




            WAIVER AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

     THIS WAIVER AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Agreement") is made and entered into as of the 31st day of August, 2004, between FCC, LLC, d/b/a First Capital, a Florida limited liability company ("Lender"), and Addison York Insurance Brokers Ltd., a Delaware corporation ("Borrower").

                              W I T N E S S E T H:

     WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of June 3, 2004 (as amended, restated, modified or supplemented from time to time, the "Loan Agreement"); and

     WHEREAS, Borrower is in default under the Loan Agreement; and

     WHEREAS, Borrower has requested that Lender waive such default, and Lender is willing to do so on the terms and conditions set forth herein; and

     WHEREAS, Borrower and Lender desire to amend the Loan Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

     2. Borrower hereby acknowledges and agrees that Borrower is in default under Section 6 of the Loan Agreement and Item 20(b) of the Schedule to the Loan Agreement as a result of Borrower's failure to maintain a Tangible Net Worth plus Subordinated Debt of at least $3,000,000 as of June 30, 2004 (the "Existing Default"). Lender hereby waives the Existing Default. Additionally, Borrower has informed Lender that Borrower expects to be in violation of Section 6 of the Loan Agreement and Item 20(b) of the Schedule to the Loan Agreement as of July 31, 2004, August 31, 2004, and September 30, 2004 (the "Pending Defaults"). Lender hereby waives the Pending Defaults.

     3. The Loan Agreement is amended by inserting the following new clause (e) in Item 20 of the Schedule to the Loan Agreement:

          (e) From and after September 30, 2004, Borrower shall cause Borrower's division which will operate the insurance agency acquired from Al
     Vinciguerra Ltd. to maintain a ratio of such division's (i) net income (excluding extraordinary gains) before provision for interest expense, taxes, depreciation and amortization, to (ii) interest expense, plus payments of principal actually made or scheduled to be made with respect to indebtedness (other than scheduled but unpaid payments on Subordinated Debt and principal payments on revolving

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     loans under this  Agreement),  plus  payments  with respect to  capitalized leases, plus taxes, plus dividends and distributions, plus unfinanced capital expenditures, of at least 1.0 to 1.0. For the months of September, 2004 through July, 2005, such ratio shall be measured as of the last day of each month for the period from September 1, 2004 through the last day of the calendar month most recently ended, and, for the month ending August 31, 2005 and for each calendar month thereafter, such ratio shall be measured as of the last day of such calendar month for the twelve-month period then ended.

     4. Borrower hereby restates, ratifies, and reaffirms each and every term, condition representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Agreement and the Loan Documents.

     5. Except as set forth herein, the Loan Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligation of Borrower to Lender.

     6. In consideration of the accommodations made by Lender hereunder, Borrower agrees to pay to Lender on demand all costs and expenses of Lender in connection with the preparation, execution, delivery and enforcement of this Agreement and the other Loan Documents and any other transactions contemplated hereby and thereby, including, without limitation, the fees and out-of-pocket expenses of legal counsel to Lender.

     7. To induce Lender to enter into this Agreement, Borrower hereby represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Event of Default under the Loan Agreement or any of the other Loan Documents.

     8. To induce Lender to enter into this Agreement, Borrower (a) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists in favor of Borrower against Lender arising out of or with respect to the Loan Agreement, the other Loan Documents, the Obligations, or any other arrangement or relationship between Lender and Borrower, and (b) releases, acquits, remises and forever discharges Lender and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity, whether now accrued or hereafter maturing, and whether known or unknown, which Borrower now or hereafter may have by reason of any manner, cause or things to and including the date of this Agreement with respect to matters arising out of or with respect to the Loan Agreement, the other Loan Documents, the Obligations, or any other arrangement or relationship between Lender and Borrower.

     9. Borrower acknowledges that (a) except as expressly set forth herein, Lender has not agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents, (b) no understanding with respect to any other


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restructuring,  modification,  amendment,  waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of Borrower and Lender, and (c) the execution and delivery of this Agreement has not established any course of dealing among the parties hereto or created any obligation or agreement of Lender with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents.

     10. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     11. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

     12. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, other than its laws respecting choice of law.

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     IN WITNESS  WHEREOF,  Borrower and Lender have caused this  Agreement to be duly executed as of the date first above written.

                                 ADDISON YORK INSURANCE BROKERS LTD.


                                 By: /s/ P. Podorieszach
                                     -------------------------------------------
                                     Primo Podorieszach, Chief Executive Officer


                                 FCC, LLC, d/b/a First Capital


                                 By:  /s/ David Walker
                                     -------------------------------------------
                                     David Walker, Vice President


Each of the undersigned acknowledges the foregoing and agrees that his respective Contingent Guaranty in favor of Lender dated as of June 3, 2004 remains in full force and effect, subject to no right of offset, claim or counterclaim.


/s/ P. Podorieszach
-------------------------------
PRIMO PODORIESZACH


/s/ Tony Consalvo
-------------------------------
TONY CONSALVO


/s/ John Kabaker
-------------------------------
JOHN KABAKER


The undersigned acknowledges the foregoing and agrees that the Guarantee of the undersigned in favor of Lender dated as of June 3, 2004 remains in full force and effect, subject to no right of offset, claim or counterclaim.

ANTHONY CLARK INTERNATIONAL INSURANCE BROKERS LTD.

By: /s/ P. Podorieszach
    --------------------------------------------------
Name: P. Podorieszach
     ------------------------------------------------
Title: CEO
      -----------------------------------------------


Oak Street Funding LLC hereby consents to the foregoing.

OAK STREET FUNDING LLC

By: /s/ Richard S. Dennan
   --------------------------------------------------
Name: Richard S. Dennan
     ------------------------------------------------
Title: President
      -----------------------------------------------